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DELAWARE
GROUP                            Dealer's Agreement
========

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We invite you, as a selected dealer, to participate as principal in the distribution of the shares of all of the Funds in the Delaware Group of Investment Companies which retain us, Delaware Distributors, L.P., to act as exclusive national distributor. The term "Fund" as used in this Agreement, refers to each Fund in the Delaware Group which retains us to promote and sell its shares, and any Fund which may hereafter be added to the Delaware Group and retain us as national distributor. Such additional Funds will be included in this Agreement upon our providing you with written notice of such inclusion.

OFFERING PRICE TO PUBLIC: Orders for shares received from you and accepted by a Fund or its agent, Delaware Service Company, Inc., will be at the public offering price applicable to each order as set forth in that Fund's Prospectus. The manner of computing the net asset value of shares, the public offering price and the effective time of orders received from you are described in the Prospectus for each Fund. We reserve the right, at any time and without notice, to suspend the sale of Fund Shares.

CONCESSIONS TO YOU: You will be entitled to deduct the applicable concession as set forth in the then current Prospectus of a Fund from the purchase price of certain purchase orders placed by you for shares of a Fund having a sales charge. We reserve the right from time to time, without prior notice, to modify, suspend or eliminate such concessions by amendment, sticker or supplement to the Prospectus for the Fund. If any shares confirmed to you under the terms of this Agreement are redeemed or repurchased by the Fund or by us as agent for the Fund, or are tendered for redemption or repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the concession allowed to you on such shares.

PURCHASE PLANS: The purchase price on all orders placed by you and any concessions or other fees otherwise due to you under this Agreement will be subject to the then current terms and provisions of any applicable special plans and accounts (e.g., volume purchases, letters of intent, right of accumulation, combined purchases privilege, exchange and reinvestment privileges and retirement plan accounts) as set forth from time to time in the Prospectus. We must be notified when an order is placed if it qualifies for a reduced sales charge under any of these plans. We reserve the right, at any time, without prior notice, to modify, suspend or eliminate any such plans or accounts by amendment, sticker or supplement to the Prospectus for the Fund.

SALES, ORDERS AND CONFIRMATIONS: In offering Fund shares to the public or otherwise, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for any other selected dealer or for us. No person is authorized to make any representations concerning the shares of the Fund except those contained in the Prospectus and in written information issued by the Fund or by us as a supplement to such Prospectus. In purchasing Fund shares, you shall rely only on such representations.

All sales must be made subject to confirmation and orders are subject to acceptance or rejection by the Fund in its sole discretion. Your orders must be wired, telephoned or written to the Fund or its agent. You agree to place orders for the same number of shares sold by you at the price at which such shares are sold. You agree that you will not purchase Fund shares except for investment or for the purpose of covering purchase orders already received and that you will not, as principal, sell Fund shares unless purchased by you from the Fund under the terms hereof. You also agree that you will not withhold placing with us orders received from your customers so as to profit yourself from such withholding. Each of your orders shall be confirmed by you in writing on the same day.

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PAYMENT AND ISSUANCE OF CERTIFICATES: The shares purchased by you hereunder shall be paid for in full at the public offering price, less any concession to you as set forth above, by check payable to the Fund, at its office, within five business days after our acceptance of your order. If not so paid, we reserve the right to cancel the sale and to hold you responsible for any loss sustained by us or the Fund (including lost profit) in consequence. Certificates representing the Fund's shares will not be issued unless a specific request is received from the purchaser. Certificates, if requested, will be issued in the names indicated by registration instructions accompanying your payment.

REDEMPTION: The Prospectus describes the provisions whereby the Fund, under all ordinary circumstances, will redeem shares held by shareholders on demand. You agree that you will not make any representations to shareholders relating to the redemption of their shares other than the statements contained in the Prospectus and the underlying organizational documents of the Fund, to which it refers, and that you will quote as the redemption price only the price determined by the Fund. You shall not repurchase any shares from your customers at a price below that next quoted by the Fund for redemption. You may charge a reasonable fee for services in connection with the repurchase by you from your customers of shares. You may hold such repurchased shares only for investment purposes or submit such shares to the Fund for redemption.

12b-1 PLAN: With respect to any Fund that has a Distribution Plan under Rule 12b-1 (a "12b-1 Plan") of the Investment Company Act of 1940 (the "1940
Act"), we expect you to provide distribution and marketing services in the promotion of the Fund's shares and services and assistance to your customers who own Fund shares, including but not limited to, answering inquiries regarding the Fund or the status of a customer's account, assisting in changing dividend options, account designations and addresses and providing information to customers relating to maintaining their investment in the Fund. For such services we will pay you a fee, as established by us from time to time, based on a portion of the net asset value of the accounts of your clients in the Fund. We are permitted to make this payment under the terms of the 12b-1 Plans adopted by certain of the Funds, as such Plans may be in effect from time to time; provided, however, that no payments shall be due and paid to you hereunder unless and until the form of this Agreement shall have been approved by a majority of the Board of Directors or Trustees of the Fund and by a majority of the directors or trustees who are not "interested persons" of us, the Fund or its investment manager, as such term is defined in the 1940 Act (i.e., non-interested directors or trustees) by vote cast in person at a meeting called for the purpose of voting on this form of Agreement. The 12b-1 Plans in effect on the date of this Agreement are substantially in the form set forth as Exhibit A hereto. Each Fund reserves the right to terminate or suspend its 12b-1 Plan at any time as specified in the Plan and we reserve the right, at any time, without notice, to modify, suspend or terminate payments hereunder in connection with such 12b-1 Plan. You will furnish the Fund and us with such information as may be reasonably requested by the Fund or its directors or trustees or by us with respect to such fees paid to you pursuant to this Agreement.

LEGAL COMPLIANCE: This Agreement and any transaction with, or payment to, you pursuant to the terms hereof is conditioned on your representation to us that, as of the date of this Agreement you are, and at all times during its effectiveness you will be: (a) a registered broker/dealer under the Securities Exchange Act of 1934 and qualified under applicable state securities laws in each jurisdiction in which you are required to be qualified to act as a broker/dealer in securities, and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); or (b) a foreign broker/dealer not eligible for membership in the NASD and otherwise in compliance with applicable U.S. federal and state securities laws. You agree to notify us promptly in writing and immediately suspend sales of Fund shares if this representation ceases to be true. You also agree that, whether you are a member of the NASD or a foreign broker/dealer not eligible for such membership, you will comply with the rules of the NASD including, in particular, Sections 2 and 26 of Article III thereof, and that you will maintain adequate records with respect to your transactions with the Funds.

BLUE SKY MATTERS: We shall have no obligation or responsibility with respect to your right to sell Fund shares in any state or jurisdiction. From time to time we may furnish you with information identifying the states and jurisdictions under the securities laws of which it is believed a Fund's shares may be sold. You will not transact orders for Fund shares in states or jurisdictions in which we indicate Fund shares may not be sold. You agree to offer and sell Fund shares outside the United States only in compliance with all applicable laws, rules and regulations of any foreign government having jurisdiction over such transactions in addition to any applicable laws, rules and regulations of the United States.

LITERATURE: We will furnish you with copies of each Fund's Prospectus, sales literature and other information made publicly available by the Fund, in reasonable quantities upon your request. You agree to deliver a copy of the current Prospectus in accordance with the provisions of the Securities Act of 1933 to each purchaser of Fund shares for whom you act as broker. We shall file Fund sales literature and promotional material with NASD and SEC as required. You may not publish or use any sales literature or promotional materials with respect to the Funds without our prior review and written approval.

NOTICES AND COMMUNICATIONS: All communications from you should be addressed to us at One Commerce Square, 2005 Market Street, Philadelphia, PA 19103. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below. Each of us may change the address to which notices shall be sent by notice to the other in accordance with the terms hereof.

TERMINATION: This Agreement may be terminated by either party at any time by written notice to that effect and will terminate without notice upon the appointment of a trustee for you under the Securities Investor Protection Act, or any other act of insolvency by you. Notwithstanding the ter mination of this Agreement, you shall remain liable for any amounts otherwise owing to us or the Funds and for your portion of any transfer tax or other liability which may be asserted or assessed against the Fund, or us, or upon any one or more of the selected dealers based upon the claim that the selected dealers or any of them constitute a partnership, an unincorporated business or other separate entity.

AMENDMENT: This Agreement may be amended or revised at any time by us upon notice to you and, unless you notify us in writing to the contrary, you will be deemed to have accepted such modifications. Additional or modified forms of Rule 12b-1 Plans may be included in this Agreement from time to time.

GENERAL: Your acceptance hereof will constitute an obligation on your part to observe all the terms and conditions hereof. In the event you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees) arising out of or relating to such breach and we may offset any such damages, losses, costs and expenses against any amounts due to you hereunder. Nothing contained herein shall constitute you, us and any dealers an association or partnership. All references in this Agreement to the "Prospectus" refer to the then current version of the Prospectus and include the Statement of Additional Information incorporated by reference therein and any stickers or supplements thereto. This Agreement supercedes and replaces any prior agreement between us and you with respect to your purchase and sale of Fund shares and is to be construed in accordance with the laws of the State of Delaware.

Please confirm this Agreement by executing one copy of this Agreement below and returning it to us. Keep the enclosed duplicate copy for your records.

DELAWARE DISTRIBUTORS, L.P.
By: Delaware Distributors, Inc., General Partner

By: /s/ Keith E. Mitchell
    ----------------------------------------
    Name: Keith E. Mitchell
    Title: President/Chief Executive Officer



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_____________________________________________________________________________

                       DEALER'S AGREEMENT ACCEPTANCE

DELAWARE DISTRIBUTORS, L.P.

The undersigned hereby confirms the Dealer's Agreement and acknowledges that any purchase of Fund shares made during the effectiveness of this Agreement is subject to all the applicable terms and conditions set forth in this Agreement, and agrees to pay for the shares at the price and upon the terms and conditions stated in the Agreement. The undersigned hereby acknowledges receipt of Prospectuses relating to the Fund shares and confirms that, in executing the Dealer's Agreement, it has relied on such Prospectuses and not on any other statement whatsoever, written or oral.

          INVESTMENT DEALER PLEASE SIGN HERE AND COMPLETE BELOW

BY:_________________________________________     DATE________________________

Name:_______________________________________

Title:______________________________________

____________________________________________
FIRM
____________________________________________
FIRM'S TAX IDENTIFICATION NUMBER
____________________________________________
STREET ADDRESS
____________________________________________
CITY/STATE/ZIP


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                                    EXHIBIT A-1
                              FORM OF 12b-1 PLANS
                     A CLASS AND CONSULTANT CLASS SHARES

      The 12b-1 Plans adopted by Funds in the Delaware Group offering A Class Shares that are subject to a front-end sales charge or Consultant Class Shares (money market funds) are substantially in the following form:

                                DISTRIBUTION PLAN

The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by the Fund (the "Fund"), on behalf of the Fund_______________ Class ("Class"). The Plan has been approved by a majority of the Board of Directors, including a majority of the directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto, cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the directors included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has also been approved by a vote of the holders of a majority of the outstanding voting securities of the Class as defined in the Act.

The Fund is a corporation organized under the laws of the State of Maryland authorized to issue different series of securities and is an open-end management investment company registered under the Act. Delaware Management Company, Inc. ("DMC") or Delaware International Advisers Ltd. ("Delaware International"), an affiliate of DMC, serves as the Fund's investment adviser and manager pursuant to an Investment Management Agreement. Delaware Service Company, Inc. serves as the Fund's shareholder servicing, dividend disbursing and transfer agent. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Fund's shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Fund ("Distribution Agreement").

The Distributor may enter into agreements with other registered broker/dealers substantially in the form of the Dealer Agreement in the implementation of this Plan and of the Distribution Agreement between it and the Fund. The Fund may, in addition, enter into arrangements with other than broker/dealers which are not "affiliated persons" or "interested persons" of the Fund, DMC, Delaware International, or the Distributor to provide to the Fund services in the Fund's marketing of shares of the Class, such arrangements to be reflected by Service Agreements.

The Plan provides that:

1. The Fund shall pay a monthly fee not to exceed 0.3% (3/10 of 1%) per annum of the Fund's average daily net assets represented by shares of the Class (the "Maximum Amount") as may be determined by the Fund's Board of Directors from time to time. Such monthly fee shall be reduced by the aggregate sums paid by the Fund to other than broker-dealers (the "Service Providers") pursuant to Service Agreements referred to above.

2. (a) The Distributor shall use the monies paid to it pursuant to paragraph 1 above to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of Class shares and, where suitable and appropriate, the retention of Class shares by shareholders.

  (b) The Service Providers shall use the monies paid respectively to them to reimburse themselves for the actual costs they have incurred in confirming that their customers have received the Prospectus and Statement of Additional Information, if applicable , and as a fee for: (1) assisting such customers in maintaining proper records with the Fund; (2) answering questions relating to their respective accounts; and (3) aiding in maintaining the investment of their respective customers in the Class.

3. The Distributor shall report to the Fund at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Fund monthly and in writing of the amounts each claims under the Service Agreement and the Plan; both the Distributor and the Service
Providers shall furnish the Board of Directors of the Fund with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers, respectively, in order to enable the Board to make an informed determination of the amount of the Fund's payments and whether the Plan should be continued.

4. The officers of the Fund shall furnish to the Board of Directors of the Fund, for their review, on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

5. This Plan shall take effect on the date on which the Class commences operations with public shareholders ("Commencement Date"); thereafter, it shall continue in effect for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Fund, and of the directors who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan ("non-interested directors"), cast in person at a meeting called for the purpose of voting on such Plan.

6. (a) The Plan may be terminated at any time by vote of a majority of the non-interested directors or by vote of a majority of the outstanding voting securities of the Class.

  (b) The Plan may not be amended to increase materially the amount to be spent for distribution pursuant to paragraph 1 thereof without approval by the shareholders of the Class.

7. The Distribution Agreement between the Fund and the Distributor, and the Service Agreements between the Fund and the Service Providers, shall specifically have a copy of this Plan attached to and its terms and provisions incorporated respectively by reference in such agreements.

8. All material amendments to this Plan shall be approved by the non-interested directors in the manner described in paragraph 5 above.

9. So long as the Plan is in effect, the selection and nomination of the Fund's non-interested directors shall be committed to the discretion of such non-interested directors.

10. The definitions contained in Sections 2(a)(3), 2(a)(4), 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "affiliated person," "assignment," "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for purposes of this Plan.

                                  Exhibit A-2

                             FORM OF 12b-1 PLANS

                                 B CLASS SHARES

           The 12b-1 Plans adopted by the Funds in the Delaware Group offering B Class Shares are substantially in the following form:

                               DISTRIBUTION PLAN

The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by the Fund (the "Fund"), on behalf of the Fund B Class (the "Class"). The Plan has been approved by a majority of the Board of Directors, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto, cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Directors included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has been approved by a vote of the holders of a majority of the outstanding voting securities of the Class, as defined in the Act.

The Fund is a corporation organized under the laws of the State of Maryland, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Management Company, Inc. ("DMC") or Delaware International Advisers Ltd. ("Delaware International"), an affiliate of DMC, serves as the Fund's investment adviser and manager pursuant to an Investment Management Agreement. Delaware Service Company, Inc. serves as the Fund's shareholder servicing, dividend disbursing and transfer agent. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Fund's shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Fund ("Distribution Agreement").

The Plan provides that:

1.(a) The Fund shall pay to the Distributor a monthly fee not to exceed 0.75% (3/4 of 1%) per annum of the Fund's average daily net assets represented by shares of the Class as may be determined by the Fund's Board of Directors from time to time.

  (b) In addition to the amounts described in paragraph 1(a) above, the Fund shall pay: (i) to the Distributor for payment to dealers or others; or (ii) directly to others, an amount not to exceed 0.25% (1/4 of 1%) per annum of the Fund's average daily net assets represented by shares of the Class, as a service fee pursuant to dealer or servicing agreements, the forms of which have been approved from time to time by the Fund's Board of Directors.

2.(a) The Distributor shall use the monies paid to it pursuant to paragraph 1(a) above to assist in the distribution and promotion of shares of the Class. Payments made to the Distributor under the Plan may be used for, among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports used for sales purposes, as well as compensation related to sales and marketing personnel, and holding special promotions. In addition, such fees may be used to pay for advancing the commission costs to dealers with respect to the sale of Class shares.

  (b) The monies to be paid pursuant to paragraph 1(b) above shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include confirming that customers have received the Prospectus and Statement of Additional Information, if applicable; assisting such customers in maintaining proper records with the Fund; answering questions relating to their respective accounts; and aiding in maintaining the investment of their respective customers in the Fund.

3. The Distributor shall report to the Fund at least monthly on the amount and the use of the monies paid to it under paragraph 1(a) above. In addition, the Distributor and others shall inform the Fund monthly and in writing of the amounts paid under paragraph 1(b) above; both the Distributor and any others receiving fees under the Plan shall furnish the Board of Directors of the Fund with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and others in order to enable the Board to make an informed determination of the amount of the Fund's payments and whether the Plan should be continued.

4. The officers of the Fund shall furnish to the Board of Directors of the Fund, and the Directors shall review, on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

5. This Plan shall take effect at such time as the Distributor shall notify the Fund in writing of the commencement of the Plan (the "Commencement Date"); thereafter, the Plan shall continue in effect for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Fund, and of the Directors who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan ("non-interested Directors"), cast in person at a meeting called for the purpose of voting on such Plan.

6. (a) The Plan may be terminated at any time by vote of a majority of the non-interested Directors or by vote of a majority of the outstanding voting securities of the Class.

   (b) The Plan may not be amended to increase materially the amount to be spent for distribution pursuant to paragraph 1 thereof without approval by the shareholders of the Class.

7. The Distribution Agreement between the Fund and the Distributor, and any dealers or servicing agreements between the Distributor and brokers or others or between the Fund and others receiving a servicing fee, shall specifically have a copy of this Plan attached to, and its terms and provisions incorporated respectively by reference in, such agreements.

8. All material amendments to this Plan shall be approved by the non-interested Directors in the manner described in paragraph 5 above.

9. So long as the Plan is in effect, the selection and nomination of the Fund's non-interested Directors shall be committed to the discretion of such non-interested Directors.

10. The definitions contained in Sections 2(a)(3), 2(a)(4), 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "affiliated person," "assignment" "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

This Plan shall take effect on the Commencement Date, as previously defined.

                                                                   AA-17A-1/95-U